===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             SCPIE HOLDINGS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF SCPIE HOLDINGS INC.]

Mitchell S. Karlan, M.D.
Chairman

                                March 31, 2000

Dear Stockholders:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of SCPIE Holdings Inc., which will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 11, 2000, at 3:00 p.m., Pacific time.

  The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

  On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Your vote is important, regardless of the number of shares you own. Returning the enclosed proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

  Thank you for your support of our Company.

                                          Sincerely,

                                          /s/ Mitchell S. Karlan, M.D.
                                          Mitchell S. Karlan, M.D.
                                          Chairman

                              SCPIE HOLDINGS INC.
                            1888 Century Park East
                         Los Angeles, California 90067

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 2000

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of SCPIE Holdings Inc. (the "Company") will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 11, 2000, at 3:00 p.m., Pacific time, for the following purposes:

  1. To consider and vote upon the election of five directors to serve until the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified;

  2. To consider and vote upon a proposal to approve the adoption of The SCPIE Holdings Inc. Employee Stock Purchase Plan;

  3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

  4. To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

  Only stockholders of record at the close of business on March 13, 2000, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                                          By order of the Board of Directors


                                          /s/ Joseph P. Henkes
                                          Joseph P. Henkes
                                          Secretary

March 31, 2000

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR BY FACSIMILE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE, AS EXPLAINED ON THE PROXY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              SCPIE HOLDINGS INC.
                          To Be Held On May 11, 2000

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is being furnished to the stockholders of SCPIE Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of $.0001 par value common stock of the company ("Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on May 11, 2000, and any adjournments thereof (the "Annual Meeting").

  The principal executive offices of the Company are located at 1888 Century Park East, Los Angeles, California 90067. The telephone number is (310) 551-5900.

  This Proxy Statement is first being mailed to the Company's stockholders on or about March 31, 2000. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company. The 1999 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1999, accompanies this Proxy Statement.

                               ABOUT THE MEETING

When and where is the Annual Meeting being held?

  The Annual Meeting will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 11, 2000, at 3:00 p.m., Pacific time.

What is the purpose of the Annual Meeting?

  The Annual Meeting is being held to consider and vote upon (1) the election of five directors to serve until the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified, (2) the approval of the adoption of The SCPIE Holdings Inc. Employee Stock Purchase Plan, and (3) the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000. The Company's Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.

  At the conclusion of the meeting, the Company's management will report on the performance of the Company in 1999 and respond to questions from the stockholders.

Who is entitled to vote at the Annual Meeting?

  Only holders of record of shares of Common Stock as of the close of business on March 13, 2000, the record date fixed by the Board of Directors (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting.

  As of the Record Date, there were 9,401,269 shares of Common Stock issued, outstanding and entitled to be voted at the Annual Meeting. These shares are held by approximately 6,368 stockholders of record. An additional 500,000 shares of Common Stock have been issued to a wholly owned subsidiary of the Company. These shares are neither voted nor counted for purposes of a quorum under applicable provisions of the Delaware General Corporation Law.

How do I vote?

  As a holder of Common Stock, you are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record by you as of the Record Date. If you complete and properly sign the accompanying proxy card and return it to the Company (or vote by telephone by following the instructions found on the accompanying proxy card), and if it is received in time and not revoked, it will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of Common Stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the institution that holds your shares. If no instructions are indicated, those shares will be voted "FOR" the election, as directors of the Company, of the five nominees named in the proxy, "FOR" the approval of the adoption of The SCPIE Holdings Inc. Employee Stock Purchase Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

Can I revoke my vote after I return my proxy card?

  Yes. After you have given a proxy, you may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: SCPIE Holdings Inc., 1888 Century Park East, Los Angeles, California 90067,
Attention: Joseph P. Henkes, Secretary.

Can I vote by telephone or electronically?

  You may vote by telephone on each matter set forth above. Stockholders with shares registered directly with ChaseMellon Shareholder Services, LLC, the Company's transfer agent, may vote by telephone by calling 1-800-840-1208. The Company has not established electronic voting procedures.

  If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to give voting instructions by telephone or electronically.

What constitutes a quorum?

  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required to approve each item?

  Board of Directors. A plurality of the votes cast by the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, at which a quorum must be present, is required for the election of the directors identified in this Proxy Statement. With respect to the election of directors, stockholders may (1) vote "for" all five nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and any broker non-votes will have no effect on the outcome of the election.

  The SCPIE Holdings Inc. Employee Stock Purchase Plan. The affirmative vote of a majority of the votes cast is required for the approval of The SCPIE Holdings Inc. Employee Stock Purchase Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

  Ratification of Independent Auditors. The affirmative vote of a majority of the votes cast is required for the ratification of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

What are the Board's Recommendations?

  The Board's recommendations are set forth together with a description of each proposal in this Proxy Statement. In summary, the Board recommends that you vote:

  . FOR election of the five directors named in this Proxy Statement to serve until the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified (see page 5);

  . FOR approval of the adoption of The SCPIE Holdings Inc. Employee Stock Purchase Plan (see page 16); and

  . FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000 (see page 21).

                                STOCK OWNERSHIP

What is the stock ownership of the Company's directors, executive officers and largest beneficial owners?

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 12, 2000, by (i) each stockholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under "Executive Compensation," and (iv) all directors, nominees and executive officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

                                                  Number of Shares    Percent
Name                                           Beneficially Owned (1) of Total
----                                           ---------------------- --------
Tweedy, Browne Company LLC (2)................        789,421           6.22%
Mitchell S. Karlan, M.D.......................         37,377             *
Donald J. Zuk.................................        114,533           1.12%
Patrick S. Grant..............................         32,767(3)          *
Joseph P. Henkes..............................         35,933             *
Patrick T. Lo.................................         30,200(4)          *
Timothy C. Rivers.............................          2,200             *
Jack E. McCleary, M.D.........................         14,653             *
Wendell L. Moseley, M.D.......................         18,137             *
Allan K. Briney, M.D..........................         19,638             *
J. Hyatt Brown................................            --              *
Henry Gluck...................................         20,000             *
Willis T. King, Jr............................         27,967             *
Charles B. McElwee, M.D.......................         16,907             *
Donald P. Newell..............................         15,367             *
Harriet M. Opfell, M.D........................         15,112             *
William A. Renert, M.D. ......................         15,562             *
Henry L. Stoutz, M.D..........................         10,262             *
Reinhold A. Ullrich, M.D......................         18,068             *
All directors and executive officers as a
 group........................................        444,680           4.36%

--------
 *Less than 1%.

(1) As to each person or group in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from March 20, 2000: Mitchell S. Karlan, M.D., 3,666.66; Jack E. McCleary, M.D., 3,666.66; Wendell L. Moseley, M.D., 3,666.66; Allan K. Briney, M.D., 3,666.66; Willis T. King, 3,666.66; Charles B. McElwee, M.D., 3,666.66; Donald P. Newell, 3,666.66; Harriet M. Opfell, M.D., 3,666.66; William A. Renert, M.D., 3,666.66; Henry L. Stoutz, M.D., 3,666.66; Reinhold A. Ullrich, M.D., 3,666.66; Donald J. Zuk, 59,533.33;
    Patrick S. Grant, 22,066.66; Joseph P. Henkes, 23,933.33; and Patrick T. Lo, 17,900.

(2) Based solely upon information contained in a report on Schedule 13D dated January 14, 2000, filed on behalf of Tweedy, Browne Company LLC ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. According to this filing with the SEC, 707,511 of these shares are held in the accounts of various customers of TBC, and TBC has sole voting power over 677,559 of these shares, and shared dispositive power over 707,511 of these shares. In addition, TBK has sole voting power and sole dispositive power over 81,910 of these shares. These entities' business address is 350 Park Avenue, 9th Floor, New York, NY 10022.

(3) Includes five hundred (500) shares held jointly with Mr. Grant's spouse.

(4) Includes three hundred (300) shares held by Mr. Lo's spouse.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Five directors are to be elected at the Annual Meeting for full three-year terms expiring in 2003. The Board's nominees are J. Hyatt Brown, Henry Gluck, Willis
T. King, Jr., Harriet M. Opfell, M.D. and Reinhold A. Ullrich, M.D.

  Drs. Opfell and Ullrich and Mr. King are currently directors of the Company and were elected at the 1997 Annual Meeting of Stockholders for a three-year term. On August 4, 1999, pursuant to its authority under the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Board of Directors increased the number of directors serving on the Board from 12 to 13, and elected Mr. Gluck to fill this new seat. Dr. Allan K. Briney, age 78, Chairman of the Company's predecessor and Board member of the Company since its inception, will retire from the Board at the end of his current term and has elected not to stand for re-election at the 2000 Annual Meeting. The Board has nominated J. Hyatt Brown to stand for election to fill this seat expiring in 2003. The terms of the other eight directors continue after the Annual Meeting. Directors hold office until the Annual Meeting for the year in which their respective terms expire and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

  All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, the proxies will be voted for the election of the five directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

  Set forth below is certain information regarding each nominee or director continuing in office, including a description of his or her positions and offices with the Company (other than as a director) and with the Company's predecessor, Southern California Physicians Insurance Exchange (the "Exchange"), prior to the merger of the Exchange into the Company in January 1997 (the "Reorganization"); a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in certain other companies or associations; and his or her age. All of the current directors of the Company other than Mr. Gluck were first elected to their positions during 1996, prior to the Reorganization.

  Nominees for Election as Directors to be Elected for a Term of Three Years
             Ending at the Annual Meeting of Stockholders in 2003

  J. Hyatt Brown, 62, has been the Chairman, President and Chief Executive Officer of Brown & Brown, Inc., a national independent insurance agency headquartered in Daytona Beach, Florida, since 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Currently, Mr. Brown is a member of the Board of Trustees of Stetson University in Florida. Mr. Brown is a director of Rock-Tenn Company, Bell South Corporation, FPL Group, Inc., SunTrust Banks, Inc., and International Speedway Corp.

  Henry Gluck, 71, Director, has been a member of the Board since August 1999. He has served as Co-Chairman of Transcontinental Properties, a real estate investment and development company in Santa Barbara, California, since December 1995. Prior to that, he was Chairman and Chief Executive Officer of Caesars World, Inc. from 1983 until June 1995. In addition, Mr. Gluck is a former member of the board of directors of ITT Corporation. He has served as Chairman of the Business Institute in Gerontology of the Ethel Percy Andrus Gerontology Center at the University of Southern California.

  Willis T. King, Jr., 55, Director, currently serves as Chairman, President and Chief Executive Officer of Highlands Insurance Group, a publicly traded property and casualty insurance holding company headquartered in Lawrenceville, New Jersey. Previously, he was a director and officer of J&H Marsh McLennan, insurance brokers, from March 1997 until April 1999. From 1986 to 1997, Mr. King served as Chairman and Chief Executive Officer of Willcox Incorporated Reinsurance Intermediaries.

  Harriet M. Opfell, M.D., 75, Director, was a member of the Board of Governors of the Exchange from 1981 until the time of the Reorganization. She has been a board-certified pediatrician in Orange, California, for more than five years, and is a clinical professor of pediatrics at the University of California at Irvine. Dr. Opfell is a former President of the Orange County Medical Association and served as President of the medical staff at Children's Hospital of Orange County.

  Reinhold A. Ullrich, M.D., 72, Director, was a member of the Board of Governors of the Exchange from 1991 until the time of the Reorganization. He has been a board-certified obstetrician and gynecologist in Torrance, California, for more than five years, and has been on the clinical faculty at the UCLA School of Medicine since 1954. Dr. Ullrich is a former President of the Los Angeles County Medical Association (LACMA), and is a past Chairman of its Board of Trustees. He served on the California Medical Association (CMA) Board of Trustees from 1989 to 1995, and was an alternate delegate to the American Medical Association (AMA) from 1990 to 1997.

Directors Whose Terms of Office Continue

             Terms Expiring at 2001 Annual Meeting of Stockholders

  Mitchell S. Karlan, M.D., 72, Chairman of the Board, was a member of the Board of Governors of the Exchange from 1986 until the time of the Reorganization. He has been a board-certified general surgeon in Beverly Hills, California, for more than five years. Dr. Karlan is a past Chairman of the AMA Council on Scientific Affairs. He is a former President of LACMA, a former Chairman of LACMA's Board of Trustees and a recent past member of the CMA Board of Trustees. He currently is a member of the Board of Trustees of the American Society of General Surgeons, and is Vice Speaker of the Society's House of Delegates. In addition, Dr. Karlan is Chairman of the Surgical Caucus of the AMA.

  Jack E. McCleary, M.D., 72, Director and Treasurer, was a member of the Board of Governors of the Exchange from 1982 until the time of the Reorganization. He was a board-certified dermatologist in Sherman Oaks, California, for more than five years prior to his retirement in 1997. He is a former CMA and LACMA President and Speaker of the CMA House of Delegates.

  Wendell L. Moseley, M.D., 72, Director, was a member of the Board of Governors of the Exchange from 1983 until the time of the Reorganization. He was a board-certified family practitioner in San Bernardino, California, for more than five years prior to his retirement in 1992, and is on the clinical faculty of the Loma Linda University School of Medicine. Dr. Moseley is a past President of the San Bernardino County Medical Society. Dr. Moseley served as a CMA delegate for 27 years.

  Donald P. Newell, 62, Director, has been a member of the Board since 1997. He has been a partner at the law firm of Latham & Watkins in San Diego, California, for more than five years. Mr. Newell is also a director of Mercury General Corporation, an insurance holding company.

             Terms Expiring at 2002 Annual Meeting of Stockholders

  Charles B. McElwee, M.D., 69, Director, was a member of the Board of Governors of the Exchange from 1995 until the time of the Reorganization. He has been a board-certified orthopedic surgeon in Covina, California, for more than five years, and is also affiliated with the University of Southern California School of Medicine.

Dr. McElwee is a former President of LACMA, and a former Chairman of its Board of Trustees. Dr. McElwee is a member of the Board of Trustees of the CMA, and is President of the California Orthopaedic Association.

  William A. Renert, M.D., 60, Director, was a member of the Board of Governors of the Exchange from 1990 until the time of the Reorganization. He has been a board-certified radiologist in La Mesa, California, for more than five years. He is Immediate Past Chairman of the Board of Directors of Grossmont Hospital. Dr. Renert is a past President of the San Diego County Medical Society.

  Henry L. Stoutz, M.D., 67, Director, was a member of the Board of Governors of the Exchange from 1976 until the time of the Reorganization. He was a board-certified urologist in Ventura, California, for more than five years prior to his retirement in 1997, and is a former clinical instructor, Department of Urology, at the UCLA School of Medicine. He is Chairman of the Ventura County Medical Society Professional Liability Committee.

  Donald J. Zuk, 63, Director, President and Chief Executive Officer. Mr. Zuk was the Chief Executive Officer of the Exchange from 1989 until the Reorganization. Prior to joining the Exchange, he served 22 years with Johnson & Higgins, insurance brokers. His last position there was Senior Vice President in charge of its Los Angeles Health Care operations, which included the operations of the Exchange. Mr. Zuk is a director of BCSI Holdings Inc. and Homeowners Holding Company, both privately held insurance companies.

  The Board of Directors recommends a vote "FOR" the election of each nominee director named above.

Meetings and Committees of the Board of Directors

  There were four meetings of the Company's Board of Directors during the year ended December 31, 1999. During 1999, no incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors.

  The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Stock Option and Incentive Bonus Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

  Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required by the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws or applicable law. The Executive Committee consists of four members, one of whom is required to be the Chairman of the Board of Directors. The members of the Executive Committee are Drs. Karlan (Chairman), McCleary and Moseley and Mr. Zuk. The Executive Committee held twelve meetings in 1999.

  Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews the scope of audit engagements, reviews comment letters of such auditors and management's response thereto, approves professional services provided by such auditors, reviews the independence of such auditors, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of three members, all of whom are independent directors. The members of the Audit Committee are Drs. Moseley (Chairman), Karlan and McCleary. The Audit Committee held two meetings in 1999.

  Compensation Committee. The Compensation Committee establishes remuneration levels for the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of the Company, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, certain equity-based programs, deferred compensation plans and any other such cash or stock incentive programs. The Chief Executive Officer of the Company establishes remuneration levels for other employees of the Company. The Compensation Committee consists of three members. The members of the Compensation Committee are Drs. Karlan (Chairman) and Moseley and Mr. King. The Compensation Committee held two meetings in 1999.

  Stock Option and Incentive Bonus Committee. The Stock Option and Incentive Bonus Committee was established by the Board on January 28, 1999, to establish criteria and standards for incentive compensation awarded to senior executives of the Company, to administer the stock option program of the Company and to ensure compliance with Section 162(m) of the Internal Revenue Code. The Stock Option and Incentive Bonus Committee consists of two members, Drs. Stoutz and Opfell. The Stock Option and Incentive Bonus Committee held two meetings in 1999.

Summary of Directors' Compensation

  Each non-employee Director currently receives an annual retainer of $30,000. The Chairman of the Board of Directors is paid $1,500 per Board meeting and each other non-employee Director is paid $1,000 per Board meeting. Fees to non-employee Directors for participation on committees of the Board of Directors are $1,000 per meeting. The Chairman of the Executive Committee receives an additional annual retainer of $24,000. All non-employee Directors are reimbursed for reasonable travel and other expenses incurred to attend meetings of the Company and committees thereof.

  In addition, pursuant to The 1997 Equity Participation Plan of the Company, each person who, as of the date of the 1998 Annual Meeting of Stockholders, was a non-employee director, was granted an option to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. Any person who, during the term of the Equity Plan is initially elected to the Board of Directors of the Company or a subsidiary and is a non-employee director at the time of such initial election, automatically will similarly be granted an option to purchase 5,000 shares of Common Stock. During the term of the Plan, each non-employee director will automatically be granted an option to purchase 1,000 shares of Common Stock on the date of each subsequent Annual Meeting of Stockholders at the fair market value on such date. Directors who are employees of the Company or a subsidiary who subsequently terminate employment with the Company or such subsidiary and remain a director will not receive an initial option grant as a non-employee director, but to the extent they are otherwise eligible, will receive options as described in the preceding sentence after such termination of employment.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth information concerning the compensation of (i) the Company's President and Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for the years ended December 31, 1997, 1998 and 1999. During such time periods, the Named Executive Officers were compensated by SCPIE Management Company, which is a subsidiary of the Company and currently employs all executives of the Company and its subsidiaries.

                          Summary Compensation Table

                                                      Annual Compensation
                                  ------------------------------------------------------------
                                                     Bonus     Other Annual      All Other
Name and Principal Position(s)    Year (4)  Salary    (1)    Compensation (2) Compensation (3)
------------------------------    -------- -------- -------- ---------------- ----------------
Donald J. Zuk....................   1999   $508,014 $480,510     $16,523          $48,141
 President and Chief Executive
  Officer                           1998    482,834  473,706       6,985           34,613
                                    1997    435,122  476,453       4,331           34,713

Joseph P. Henkes.................   1999   $255,000 $192,869         --           $15,300
 Senior Vice President,
  Operations and                    1998    240,000  188,706         --            14,400
 Actuarial Services and Secretary   1997    217,861  190,931         --            13,072

Patrick S. Grant.................   1999   $240,000 $180,489         --           $14,400
 Senior Vice President, Marketing   1998    225,000  176,037         --            13,500
                                    1997    199,846  175,166         --            11,991

Patrick T. Lo....................   1999   $215,000 $156,687         --           $12,900
 Senior Vice President and          1998    185,000  142,685         --            11,100
 Chief Financial Officer            1997    163,538  140,233         --             8,813

Timothy C. Rivers (5)............   1999   $ 97,917 $137,562         --               --
 Senior Vice President, Ceded and
 Assumed Reinsurance

--------
(1) The Company did not issue any equity incentives to its executive officers during 1997. In lieu of such equity incentives, the Company made a special one-time cash award to its key executive officers. The award vests in three equal installments on December 31, 1997, 1998 and 1999, provided that the key executive officer to whom such award was made is still employed by the Company on such dates. The initial installment paid in 1997, the second installment paid in 1998 and the third installment paid in 1999 are included in the "Bonus" column and are each $108,800, $43,600, $40,000 and $30,833 for Messrs. Zuk, Henkes, Grant and Lo, respectively.

(2) Other Annual Compensation for Mr. Zuk consists of payments for medical expenses that are in addition to those covered by the Company's medical benefit plans.

(3) All Other Compensation consists of Company contributions to the SMC Cash Accumulation Plan of SCPIE (the "401(k) Plan") for each Named Executive Officer and expenses related to a vehicle provided to Mr. Zuk by the Company.

(4) 1997 compensation amounts include compensation paid by SCPIE Management Company on behalf of Southern California Physicians Insurance Exchange, the Company's predecessor, prior to the Reorganization on January 29, 1997.

(5) Mr. Rivers joined the Company on August 1, 1999. The Salary amount represents the salary actually earned by Mr. Rivers during 1999, based on an annual rate of $235,000.

                       Option Grants In Last Fiscal Year

  The following table provides information with respect to stock options granted to each of the Named Executive Officers during 1999.

                                         Individual Grants
                         --------------------------------------------------
                                                                            Potential Realizable Value
                          Number of    Percent of                           At Assumed Annual Rates of
                         Securities       Total                              Stock Price Appreciation
                         Underlying  Options Granted Exercise of                for Option Term (2)
                           Option     To Employees   Base Price  Expiration ---------------------------
          Name           Granted (1) In Fiscal Year    ($/SH)       Date      0%       5%        10%
          ----           ----------- --------------- ----------- ---------- ------- -------- ----------
Donald J. Zuk...........   52,200         26.1%        $29.125    2/16/09       --  $956,124 $2,423,007
Joseph P. Henkes........   21,000         10.5%         29.125    2/16/09       --   384,648    974,773
Patrick S. Grant........   19,800          9.9%         29.125    2/16/09       --   362,668    919,071
Patrick T. Lo...........   17,700          8.8%         29.125    2/16/09       --   324,203    821,594
Timothy C. Rivers.......   20,000         10.0%         29.125     8/2/00   $42,500  366,331    928,355

--------
(1) These options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant.

(2) The assigned rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

   Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

  The following table sets forth information with respect to the exercisable and unexercisable options held by Named Executive Officers as of December 31, 1999.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                                                Options At Fiscal Year-    In-The-Money Options
                           Shares                         End             At Fiscal Year-End (2)
                         Acquired on   Value   ------------------------- -------------------------
          Name           Exercise (1) Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           -----------  -------- ----------- ------------- ----------- -------------
Donald J. Zuk...........      --         --      59,533       55,867      $175,967     $166,283
Joseph P. Henkes........      --         --      23,933       22,467        70,742       66,871
Patrick S. Grant........      --         --      22,067       20,933        65,233       62,317
Patrick T. Lo...........      --         --      17,900       17,800        52,950       53,025
Timothy C. Rivers.......      --         --         --        20,000           --        60,000

--------
(1) None of the Named Executive Officers exercised options during 1999.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $32.125 per share, the last reported sale price of the Company's common stock as reported on the New York Stock Exchange Composite Tape as of December 31, 1999, less the per-share exercise price, multiplied by the number of shares issuable upon exercise of the options.

Senior Executive Incentive Bonus Plan

  The Company's Board of Directors adopted a Senior Executive Incentive Bonus Plan ("Senior Plan") on February 24, 1999, which was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 13, 1999, pursuant to which designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the goals and interests of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. As discussed under "Report of the Compensation Committee" below, Donald J. Zuk is the only participant for 2000.

Employment Agreement

  SCPIE Management Company has in effect an employment agreement (the "Employment Agreement") with Mr. Zuk, which is guaranteed by the Company. The Employment Agreement provides for a term expiring on December 31, 2004, at a current salary of $562,650 per annum, with annual increases indexed to increases in the Consumer Price Index for the preceding calendar year. The Employment Agreement also provides for payment of bonuses at the discretion of the Board of Directors of SCPIE Management Company, subject to the approval of the Company. In the event of termination of the Employment Agreement by SCPIE Management Company, severance pay of up to two years' salary is due under certain circumstances. Mr. Zuk may also terminate the Employment Agreement at any time, with or without cause, upon 90 days' written notice to SCPIE Management Company. No other employment agreements currently exist.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is principally administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three non-employee Directors, who are appointed by the Board.

Compensation Philosophy

  The general philosophy of the Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The Committee is responsible for the formulation of appropriate compensation plans and incentives for executives of the Company, the recommendation of such plans and incentives to the Board of Directors for its consideration and adoption, specific responsibility for the compensation of the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents, the award of equity incentives and the ongoing administration of various compensation programs as may be authorized or directed by the Board. The Chief Executive Officer establishes compensation levels for executives other than the aforementioned senior officers in accordance with the policies established by the Committee.

  The overall goal of the Committee is to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

  . Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

  . Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

  . Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

  Another goal of the Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with other companies in the industry, and that is equitable within the Company. The Committee believes that compensation programs must be structured to attract and retain talented executives.

Base Salary

  It is the Committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. For 1999, the Committee and the Chief Executive Officer established salaries for the executives consistent with this policy.

  In November 1999, the Committee approved 2000 salary increases, averaging approximately 8.1%, for the Chief Executive Officer, the Chief Financial Officer and the three other Senior Vice Presidents. The Chief Executive Officer increased the annual base salaries for the other executives. These increases averaged 5.6%. All salary increases were effective January 1, 2000.

Annual Incentive (Bonus) Plan

  The Company has adopted an Annual Incentive Plan for the payment of cash bonuses based on a combination of Company performance in relation to predetermined objectives and individual executive performance during the year.

  During the early months of each year, the Committee, together with the Chief Executive Officer, establishes target objectives for operating income and revenue for the year and individual bonus opportunities based on industry comparisons. Plan payouts in relation to targeted amounts are adjusted upward or downward based on the Company's performance in relation to targeted operating income and premium revenues. The greater weight is placed on actual operating income. Individual awards are then subject to increase or decrease by 50% based on the individual performance of the executive during the year. Individual targeted bonus opportunities (before adjustment for Company and individual performance) ranged from approximately 15% to 50% of base salary during 1999.

  At year end, both Company and individual performance are assessed. During 1999, the Company slightly exceeded targeted operating income, while its premium revenues were less than the targeted amount. The Committee also modified the bonus formula to reflect adjustments for the "dutch auction" stock repurchase in November 1999. Incentive awards were decreased by approximately 2.4% based on the performance of the Company in relation to the targeted objectives. The Committee then increased the individual awards for the Chief Executive Officer, Chief Financial Officer and two other Senior Vice Presidents by 50%, based on their extremely high level of performance during 1999. The Chief Executive Officer determined the personal performance levels of the other key executives of the Company. The Committee separately established the bonus levels for two executives who joined the Company in August 1999.

Long-Term Incentives

  The Committee is committed to a long-term incentive program for executives, which will encourage participants to promote the long-term growth of the Company. The Committee believes that the management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives.

  The Company had no equity incentive plan in place when it completed its initial public offering of Common Stock in January 1997. The senior executives and other employees, therefore, received no stock options or similar equity incentives in connection with the initial public offering. The Committee believes that the absence of an incentive equity program placed the Company's executives at somewhat of a disadvantage in relation to executives at many other newly public companies, for which such options are frequently granted. In lieu of stock options, the Committee recommended, and the Board adopted, a special one-time deferred cash compensation award for executives in the aggregate amount of approximately $960,000. Of the total awards, each key executive received one-third of his or her award in December 1997, 1998 and 1999.

  In November 1997, the Board of Directors adopted The 1997 Equity Participation Plan of the Company, which was approved by stockholders at the 1998 Annual Meeting. Under this Plan, the governing committee of the Board of Directors may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof or other equity incentives. The maximum number of shares subject to the Plan are 1,250,000 shares. This Plan was administered by the Committee during 1999.

  In January 1999, the Board of Directors formed a committee, the Stock Option and Incentive Bonus Committee of the Board of Directors (the "Bonus Committee") to administer, among other things, the grant of options under the Plan. The Bonus Committee is composed of two outside directors. In 1999, the Bonus Committee granted options to the executives of the Company to purchase an aggregate of 200,200 shares of Common Stock. These options were granted at the exercise price equal to the fair market value of the Common Stock on the date of grant, and become exercisable in three cumulative annual installments commencing one year after the date of grant. In 2000, the Bonus Committee granted options to the executives of the Company to purchase an aggregate of 163,400 shares of Common Stock on the same terms as the prior grants.

Compensation of Chief Executive Officer

  Mr. Zuk's base salary is set by the terms of his Employment Agreement with the Company, which has been in effect for a number of years and renewed annually by the directors to adjust his then-current salary and to extend the term for an additional year. During 1999, the base annual salary was $508,014, which the Committee and the Board of Directors of the Company have increased to $550,000 for 2000. The base salary is also subject to an annual increase based on increases in the cost of living index during the five-year term of the Agreement.

  Mr. Zuk is eligible to participate in all of the Company's annual and long-term incentive programs. The Committee authorized a bonus payment to Mr. Zuk in 1999 based on its evaluation of his 1998 performance. A bonus for 1999 was accrued for Mr. Zuk under the Senior Executive Incentive Bonus Plan (the "Senior Plan") approved by the stockholders of the Company at the 1999 Annual Meeting. The bonus was accrued pursuant to a formula adopted by the Bonus Committee and will be paid in 2000. The Bonus Committee has established the bonus formula for Mr. Zuk under the Senior Plan for a bonus to be accrued in 2000 and paid after calculation in 2001. The Bonus Committee granted Mr. Zuk options covering 52,200 shares in 1999, and an additional 43,400 shares in 2000.

Internal Revenue Code 162(m)

  The Committee has considered the potential impact of Section 162(m) ("Section 162(m)") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements. To appropriately recognize the contribution of the Company's executive officers to the Company and its stockholders and to exempt bonuses paid to such officers from the $1 million limit of Section 162(m), in 1999, the Committee adopted the Senior Plan, a performance-based incentive bonus plan, which was approved by the stockholders at the 1999 Annual Meeting of the Company. The Senior Plan applies in lieu of the annual incentive bonuses discussed above for executive officers covered by the Plan. The only officer covered by the Senior Plan in 1999 and 2000 is Mr. Zuk. The Committee believes that the 1997 Equity Participation Plan, as administered by the Bonus Committee, qualifies as "performance based" under
Section 162(m).

                                          February 10, 2000

                                          COMPENSATION COMMITTEE

                                          Mitchell S. Karlan, M.D. (Chairman)
                                          Wendell L. Moseley, M.D.
                                          Willis T. King, Jr.

Certain Relationships and Related Transactions

  The Company has employed in the past, and intends to employ in the future, the law firm of Latham & Watkins to perform legal services. Donald P. Newell, a director of the Company, is a partner of Latham & Watkins.

  The Company has entered into certain contracts with Brown & Brown, Inc., under which Brown & Brown acts as an insurance producer for the Company and received commissions for these services of $3,332,432 in 1999. J. Hyatt Brown, a nominee for election as a director of the Company, serves as Chairman of the Board, President and Chief Executive Officer and principal shareholder of Brown & Brown.

  On May 13, 1999, the Board of Directors adopted a stock purchase plan for directors and senior executives, under which the Company offered to sell to each director and senior executive up to 10,000 shares of the Common Stock at a price of $27.94 per share, which was the closing price on the New York Stock Exchange on that date. Under the plan, the Company offered to extend loans, up to a maximum of $280,000 for each participant, to enable the participants to purchase the shares. Each loan is for a term of 10 years, and bears interest at the applicable federal rate for May 1999 for a 10-year loan (5.85%). Interest is payable annually. Each of the directors and senior executives participated in the plan. Amounts originally loaned, which are the principal amounts outstanding as of December 31, 1999, are as follows: $279,375 to Messrs. Zuk, Lo, Grant, Henkes, Newell and King and Drs. Karlan, Briney, Opfell, Ullrich, Renert, McElwee, McCleary and Moseley; and $139,688 to Dr. Stoutz. A total of 145,000 shares was purchased under this plan. The purpose of the plan was to encourage greater stock ownership in the Company by the directors and senior management.

Stock Performance Graph

  The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the period from January 30, 1997, through December 31, 1999, with the cumulative total return on the Standard and Poor's 500 Index (the "S&P 500 Index") and the SNL All Property & Casualty Insurance Index (the "SNL Index") over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the SNL Index on January 30, 1997, and the reinvestment of all dividends).

                        [PERFORMANCE GRAPH APPEARS HERE]

                     1/30/1997 6/30/1997 12/31/1997 6/30/1998 12/31/1998 6/30/1999 12/31/1999
                     --------- --------- ---------- --------- ---------- --------- ----------
SCPIE Holdings Inc.   100.00    134.63     140.58    165.17     148.39    160.59     158.91
S&P 500               100.00    113.80     125.85    148.14     161.77    181.80     195.66
SNL All Property &
 Casualty Insurance
 Index                100.00    117.72     139.93    150.66     135.22    127.04     102.91

                                  PROPOSAL 2

                        APPROVAL OF THE ADOPTION OF THE
                    COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

General

  On October 19, 1999, the Board of Directors of the Company (the "Board") unanimously adopted the SCPIE Holdings Inc. Employee Stock Purchase Plan (the "Purchase Plan").

  The following is a summary of the Purchase Plan, as adopted by the Board. This summary is not intended to be complete, and reference should be made to The SCPIE Holdings Inc. Employee Stock Purchase Plan (a copy of which is attached as Annex A to this Proxy Statement) for a complete statement of the Purchase Plan's terms. Copies of the Purchase Plan can also be obtained by making written request to the Company's Secretary.

Purpose of the Purchase Plan

  The purpose of the Purchase Plan is to assist eligible employees of the Company and its designated subsidiary corporations in acquiring stock ownership in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan," within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Purchase Plan, an eligible employee will be granted options to purchase shares of Common Stock, through payroll deductions, at a discount from the then-current market price, without payment of commissions or other charges. Offering employees the opportunity to become owners of Common Stock is intended to help to further identify the employees' interests with those of the Company's stockholders generally. The Purchase Plan is also intended to help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Purchase Plan will be used for general corporate purposes.

  The Purchase Plan became effective on January 1, 2000, subject to stockholder approval of the adoption of the Purchase Plan. At March 13, 2000, 95 employees had chosen to participate in the Purchase Plan. The Purchase Plan will terminate as to future option grants on December 31, 2009. The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under
Section 401(a) of the Code.

Description of the Purchase Plan

 Securities Subject to the Purchase Plan

  The total number of shares of Common Stock that may be sold under the Purchase Plan will not exceed 600,000 shares. The shares of Common Stock sold may be unissued or treasury shares or shares purchased on the open market. The Purchase Plan provides for appropriate adjustment in the number and kind of shares of stock for which options may be granted, and the number and kind of shares of stock that may be sold pursuant to the Purchase Plan, in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company.

 Eligible Persons

  Employees of the Company and the subsidiary corporations of the Company designated by the Board generally will be eligible to participate in the Purchase Plan and will receive options to purchase shares of Common Stock under the Purchase Plan.

  An employee will not be eligible to participate in the Purchase Plan if such employee: (i) immediately after an option is granted under the Purchase Plan, owns (or is treated as owning) shares of Common Stock or other stock possessing 5% or more of the total voting power or value of all classes of stock of the Company (and any parent corporation and subsidiary corporation of the Company), (ii) has been employed by the Company (or any parent corporation or any subsidiary corporation of the Company) for less than six months, (iii) whose customary employment is for 20 hours or less per week, or (iv) whose customary employment is for five months or less in any calendar year.

  Directors of the Company (or any parent corporation or subsidiary corporation of the Company) who are not employees will not be eligible to participate in the Purchase Plan.

 Grant of Options

  Commencing with January 1, 2000, the Company will grant options under the Purchase Plan to all eligible employees in successive six-month offering periods. The offering periods will be: (i) January 1 through and including the following June 30, and (ii) July 1 through and including the following December 31, of each year. The Company will grant an option to each eligible employee on the first day of an offering period. The Company will grant options under the Purchase Plan until the number of shares of Common Stock available under the Purchase Plan have been sold, or the Purchase Plan terminates on December 31, 2009.

  As required under Section 423(b)(8) of the Code, no eligible employee may be granted an option under the Purchase Plan that permits his or her rights to purchase shares of Common Stock or other stock under the Purchase Plan (and under all other employee stock purchase plans of the Company, any parent corporation and any subsidiary corporation of the Company) to accrue at a rate which exceeds $25,000 of the fair market value (determined as of the date of grant of the option) of such Common Stock or other stock for any calendar year.

 Election to Participate; Payroll Deductions

  Each eligible employee will participate in the Purchase Plan by means of payroll deductions. An eligible employee will be required to deliver a completed and executed written payroll deduction authorization to the Company no later than the tenth day of the month before the commencement of the offering period. The payroll deduction authorization will be the employee's election to participate in the offering period and subsequent offering periods.

  The payroll deduction authorization will designate the percentage of the eligible employee's base compensation to be deducted for purposes of the Purchase Plan, and will authorize payroll deductions by his or her employer. The payroll deductions will occur on each payday during the offering period and may be in any whole percentage of base compensation not exceeding 10%. Base compensation will exclude bonuses, overtime, commissions, shift differential, extended work week premiums or other special payments, fees or allowances.

  An eligible employee may change his or her payroll deduction authorization during an offering period to any whole percentage of base compensation not exceeding 10%. An eligible employee may also withdraw from participation during an offering period. See "Withdrawal from the Purchase Plan."

  An eligible employee's payroll deduction authorization will remain in effect for subsequent offering periods, unless the employee delivers a new authorization to the Company no later than the tenth day of the month before the commencement of the subsequent offering period, withdraws from participation during a prior offering period, or is not an eligible employee on the first day of the subsequent offering period.

 Exercise of Options

  Each eligible employee in the Purchase Plan, automatically and without any act on such employee's part, will be deemed to have exercised his or her option on the last day of the offering period for which the option was granted. An eligible employee's option will be exercised to the extent that the employee's cumulative payroll deductions for the offering period are sufficient to purchase, at the applicable option price, shares of Common Stock (including fractional shares). An eligible employee may not purchase more than 500 shares of Common Stock upon the exercise of the option with respect to any offering period.

  As soon as practicable after the exercise of an eligible employee's option, the Company will issue the shares of Common Stock to the employee, and such shares will be held in an account established for the benefit of the eligible employee by ChaseMellon Shareholder Services, L.L.C., which has been appointed by the Board and retained by the Company to act as the agent of the Company with regard to the Purchase Plan (the "Agent"). An employee may receive a certificate or certificates for all or a portion of the shares of Common Stock purchased under the Purchase Plan by submitting a written request to the Company. However, no certificate will be issued to an employee with respect to Common Stock purchased under the Purchase Plan until the expiration of 18 months from the date of exercise of his or her option.

  Following the end of an offering period, each eligible employee will be provided with a report showing the amount of his or her cumulative payroll deductions and the number of shares of Common Stock purchased upon exercise of the option for the offering period.

 Option Price; Discount to Fair Market Value

  The option price for a share of Common Stock purchased under the Purchase Plan for an offering period will be 85% of the lesser of: (i) the fair market value of a share of the Common Stock on the date of option exercise (i.e., the last day of the offering period with respect to which the option was granted), and (ii) the fair market value of a share of the Common Stock on the date of option grant (i.e., the first day of the offering period). The fair market value of a share of Common Stock as of a given date will be: (i) the closing price of a share of Common Stock on the principal exchange on which the Common Stock is then trading on such date (or the next preceding trading day, if the Common Stock is not traded on that date); (ii) if the Common Stock is not traded on an exchange, but is quoted on the Nasdaq or a successor quotation system, the last sale price for a share of Common Stock, as reported by the Nasdaq National Market (if listed as a National Market Issue), or the average of the mean between the closing representative bid and asked prices for a share of Common Stock, as reported by Nasdaq or such successor quotation system (if not listed as a National Market Issue), on such date (or the next preceding trading day, if the Common Stock is not traded on that date); (iii) if the Common Stock is not publicly traded on an exchange, Nasdaq or a successor quotation system, the average of the mean between the closing bid and asked prices for a share of Common Stock on such date (or the next preceding trading day, if the Common Stock is not traded on that date), as determined by the Committee (as defined below) acting in good faith; or (iv) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock established by the Committee acting in good faith.

 Withdrawal from the Purchase Plan

  An eligible employee may withdraw from participation under the Purchase Plan during an offering period at any time other than the last 10 days of the offering period. Upon withdrawal, the employee's cumulative payroll deductions will be refunded to the employee without interest and, subject to the 18-month restriction described above, within 30 days the Company shall (or shall cause the Agent to) deliver to the employee certificates for any whole shares of Common Stock previously purchased (the value of any fractional share to be returned to such employee by check). An eligible employee who withdraws from the Purchase Plan and is eligible for a subsequent offering period may participate in such offering period by delivering a payroll deduction authorization to the Company not later than the tenth day of the month before the commencement of such subsequent offering period.

 Expiration of Options

  Each option granted for an offering period will expire on the last day of the offering period, immediately after the automatic exercise of the option pursuant to the terms of the Purchase Plan. Except in the case of death, an employee's participation in the Purchase Plan will automatically terminate on the date of termination of employment with the Company and its subsidiary corporations. Upon such termination, the employee's cumulative payroll deductions will be refunded to the employee without interest and, subject to the 18-month restriction described above, within 30 days the Company shall (or shall cause the Agent to) deliver to the employee certificates for any whole shares of Common Stock previously purchased (the value of any fractional share to be returned to such employee by check).

  In the case of death, the employee (or the employee's estate) may notify the Company of such employee's (or employee's estate's) desire to have the cumulative payroll deductions refunded. Upon receipt of such notice, the employee's cumulative payroll deductions will be refunded to the employee without interest and, subject to the 18-month restriction described above, within 30 days the Company shall (or shall cause the Agent to) deliver to the employee certificates for any whole shares of Common Stock previously purchased (the value of any fractional share to be returned to such employee by check). If the Company does not receive such notice prior to the next date of exercise under the Purchase Plan, the employee's option will be exercised on such date.

 Dividends

  Cash dividends or other cash distributions received by the Agent with respect to Common Stock in the Agent's custody will be credited to each employee in accordance with each such employee's interests in such Common Stock, and shall be used to purchase whole shares of Common Stock in the open market at prevailing market prices on behalf of such employee. Dividends paid in the form of Common Stock will be allocated to each employee in accordance with his or her interests in the Common Stock with respect to which such dividends are payable. Property other than cash or Common Stock received by the Agent as a distribution on Common Stock held in its custody shall be sold by the Agent and the proceeds of such sale treated in the same manner as cash dividends described above.

 Non-Transferability of Options

  An eligible employee's option under the Purchase Plan will not be transferable, other than by will or the laws of descent and distribution, and will be exercisable during a employee's lifetime only by the employee.

 Rights as Stockholders

  An eligible employee will not be deemed to be a stockholder of the Company solely as a result of participation in the Purchase Plan. The eligible employee will not have any of the rights or privileges of a stockholder with respect to shares of Common Stock offered under the Purchase Plan until the employee's option is exercised. After an option is extended, the eligible employee will have the full right to vote the shares and to sell or transfer the shares by instructing the Agent.

 Administration

  The Purchase Plan will be administered by a Committee appointed by the Company's Board of Directors (the "Committee"). The Committee will be composed of certain members of the Board. The Committee will have full power to interpret the Purchase Plan and to establish and amend rules for the administration of the Purchase Plan. Action by the Committee will be taken by a majority vote or written consent of a majority of its members. The Board of Directors has appointed the Compensation Committee to administer the Purchase Plan.

 Amendment and Termination of the Purchase Plan

  The Board may amend, suspend or terminate the Purchase Plan at any time and from time to time, provided that the approval by a vote of the holders of more than 50% of the outstanding shares of the Company's capital stock entitled to vote will be required to amend the Purchase Plan to: (i) change the number of shares of the Common Stock reserved for issuance under the Purchase Plan, (ii) in any manner change the eligibility requirements of the Purchase Plan (other than change the designation of the subsidiary corporations participating in the Purchase Plan), or (iii) in any manner cause the Purchase Plan to no longer be an "employee stock purchase plan" within the meaning of Section 923(b) of the Code.

Federal Income Tax Consequences

  The following summarizes the Federal income tax consequences of an employee's participation in the Purchase Plan and is not intended to be a complete description of the tax consequences. This summary does not address Federal employment taxes, state and local income taxes and other taxes that may be applicable.

 Grant of Option; Exercise of Option

  An eligible employee will not recognize taxable income on the date the employee is granted an option under the Purchase Plan (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income on the date the option is exercised (i.e., the last day of the offering period).

 Sale of Common Stock after the Holding Period

  If an employee does not sell or otherwise dispose of the shares of Common Stock purchased upon exercise of his or her option under the Purchase Plan within two years after the date on which the option is granted or within one year after the date on which the shares of Common Stock are purchased (the "Holding Period"), or if the employee dies while owning the shares of Common Stock, the employee will be taxed in the year in which he or she sells or disposes of the shares of Common Stock, or the year closing with his or her death, whichever applies, as follows:

  The employee will recognize ordinary income in an amount equal to the lesser of:

  . the excess, if any, of the fair market value of the shares of Common Stock on the date on which such shares are sold or otherwise disposed, or the date on which the employee died, over the amount paid for the shares of Common Stock,

  or

  . the excess of the fair market value of the shares of Common Stock on the date the option was granted, over the option price (determined assuming that the option was exercised on the date granted) for such shares of Common Stock;

  and the employee will recognize as capital gain any further gain realized (after increasing the tax basis in the shares of Common Stock by the amount of ordinary income recognized as described above).

 Sale of Common Stock during the Holding Period

  If the employee sells or otherwise disposes of the shares of the Common Stock purchased upon exercise of his or her option under the Purchase Plan before the Holding Period expires, and the amount realized is greater than or equal to the fair market value of the shares of Common Stock on the date of exercise, the employee will be taxed in the year in which he or she sells or disposes of the shares of Common Stock as follows:

  . The employee will recognize ordinary income to the extent of the excess of the fair market value of the shares of Common Stock on the date on which the option was exercised, over the option price for such shares of Common Stock; and

  . The employee will recognize as capital gain any further gain realized (after increasing the tax basis in the shares of Common Stock by the amount of ordinary income recognized as described above).

  If the employee sells or otherwise disposes of the shares of Common Stock before the Holding Period expires, and the amount realized is less than the fair market value of the shares of Common Stock on the date of exercise, the employee will be taxed in the year in which he or she sells or disposes of the shares of Common Stock as follows:

  . The employee will recognize ordinary income to the extent of the excess of the fair market value of the shares of Common Stock on the date on which the option was exercised, over the option price for such shares of Common Stock; and

  . The employee will recognize capital loss to the extent the fair market value of the shares of Common Stock on the exercise date exceeds the amount realized on the sale or other disposition.

 The Company's Deduction

  The Company (or the subsidiary corporation that employs the employee) is entitled to a tax deduction only to the extent that the employee recognizes ordinary income because the employee sells or otherwise disposes of the shares of Common Stock before the Holding Period expires.

  The Purchase Plan is subject to the approval of the Company's stockholders. If the Purchase Plan is not approved, the Plan will terminate and all options granted under the Plan will terminate without being exercised. The Company's Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of this Proposal 2: Approval of the Adoption of The SCPIE Holdings Inc. Stock Purchase Plan.

                                  PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2000.

  A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

  The Company's Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). The Company became subject to the requirements of Section 16(a) on January 29, 1997. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 1999 fiscal year, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on a review of such forms received by it, no reporting person has made a late filing under Section 16(a). This statement is based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and their written representations that such reports accurately reflect all reportable transactions and holdings.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  Proposals which stockholders intend to present at the next Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by December 1, 2000, to be eligible for inclusion in the proxy material of that meeting. Proposals and nominations submitted outside the processes of Rule 14a-8 must be received by January 11, 2001, to be timely.

                               OTHER INFORMATION

Proxy Solicitation

  Officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram, in addition to the use of the mails. None of these individuals will receive special compensation for these services that will be performed in addition to their regular duties. The Company has also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses. The Company will pay the cost of all proxy solicitation.

Miscellaneous

  The Company's management knows of no other matters that are to be brought before the Annual Meeting. If any other matters come properly before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

  Upon the written request of any person whose proxy is solicited by this proxy statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Company's annual report on form 10-K for the year ended December 31, 1999, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to SCPIE Holdings Inc., 1888 Century Park East, Los Angeles, California 90067, Attention: Patrick Lo.

                                          By order of the Board of Directors.

                                          /s/ Joseph P. Henkes

                                          Joseph P. Henkes
                                          Secretary

1888 Century Park East
Los Angeles, California 90067
March 31, 2000

                                                                         ANNEX A



                            THE SCPIE HOLDINGS INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                            THE SCPIE HOLDINGS INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 1.  Definitions.........................................................  A-1
 2.  Stock Subject to the Plan...........................................  A-2
 3.  Grant of Options....................................................  A-2
 4.  Exercise of Options; Option Price...................................  A-3
 5.  Withdrawal from the Plan............................................  A-4
 6.  Termination of Employment...........................................  A-5
 7.  Restriction upon Assignment.........................................  A-5
 8.  No Rights of Stockholders until Shares Issued.......................  A-5
 9.  Changes in the Stock and Corporate Events; Adjustment of Options....  A-6
 10. Use of Funds; No Interest Paid......................................  A-7
 11. Dividends...........................................................  A-7
 12. Amendment, Suspension or Termination of the Plan....................  A-7
 13. Administration by Committee; Rules and Regulations..................  A-7
 14. Designation of Subsidiary Corporations..............................  A-8
 15. No Rights as an Employee............................................  A-8
 16. Term; Approval by Stockholders......................................  A-8
 17. Effect upon Other Plans.............................................  A-8
 18. Conditions to Issuance of Stock Certificates........................  A-9
 19. Notification of Disposition.........................................  A-9
 20. Notices.............................................................  A-9
 21. Headings............................................................  A-9

                            THE SCPIE HOLDINGS INC.

                         EMPLOYEE STOCK PURCHASE PLAN

  SCPIE Holdings Inc., a Delaware corporation (the "Company"), hereby adopts The SCPIE Holdings Inc. Employee Stock Purchase Plan (the "Plan"), effective as of January 1, 2000.

  The purposes of the Plan are as follows:

    (1) To assist eligible employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan", within the meaning of Section 423(b) of the Code (as defined below).

    (2) To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

  1. Definitions. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

  (a) "Account" shall mean the account established for an Eligible Employee under the Plan with respect to an Offering Period.

  (b) "Agent" shall mean the brokerage firm, bank or other financial institution, entity or person(s) engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

  (c) "Authorization" shall mean an Eligible Employee's payroll deduction authorization with respect to an Offering Period provided by such Eligible Employee in accordance with Section 3(b).

  (d) "Base Compensation" of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee on each Payday as compensation for services to the Company or any Designated Subsidiary Corporation, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special-payments.

  (e) "Board" means the Board of Directors of the Company.

  (f) "Code" means the Internal Revenue Code of 1986, as amended.

  (g) "Committee" means the committee of the Board appointed to administer the Plan pursuant to Section 12.

  (h) "Company" means SCPIE Holdings Inc., a Delaware corporation.

  (i) "Date of Exercise" of any Option means the date on which such Option is exercised, which shall be the last day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).

  (j) "Date of Grant" of any Option means the date on which such Option is granted, which shall be the first day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a).

  (k) "Designated Subsidiary Corporation" means any Subsidiary Corporation designated by the Board in accordance with Section 14.

  (l) "Eligible Employee" means an Employee of the Company or any Designated Subsidiary Corporation: (i) who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; (iii) whose customary employment is for more than five (5) months in any calendar year; and (iv) who has been employed by the Company, any Parent Corporation and any Subsidiary Corporation for not less than six (6) months. For purposes of paragraph (i) above, the rules of
Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an individual shall be treated as an Employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave.

  (m) "Employee" shall mean an individual who renders services to the Company or a Subsidiary Corporation in the status of an "employee", within the meaning of Code Section 3401(c). "Employee" shall not include any director of the Company or a Subsidiary Corporation who does not render services to the Company or a Subsidiary Corporation in the status of an "employee", within the meaning of Code Section 3401(c).

  (n) "Offering Period" shall mean each six-month period commencing on any January 1 and July 1 on or after January 1, 2000. Options shall be granted on the Date of Grant and exercised on the Date of Exercise, as provided in Sections 3(a) and 4(a), respectively.

  (o) "Option" means an option to purchase shares of Stock granted under the Plan to an Eligible Employee in accordance with Section 3(a).

  (p) "Option Price" means the option price per share of Stock determined in accordance with Section 4(b).

  (q) "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (r) "Payday" means the regular and recurring established day for payment of Base Compensation to an Employee of the Company or any Subsidiary Corporation.

  (s) "Plan" means The SCPIE Holdings Inc. Employee Stock Purchase Plan.

  (t) "Stock" means the shares of the Company's Common Stock, $.0001 par value.

  (u) "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2. Stock Subject to the Plan. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 12 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate Six Hundred Thousand (600,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought on the New York Stock Exchange or other nationally-recognized exchange, or other market, for purposes of the Plan.

  3. Grant of Options.

  (a) Option Grants. The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Employee who is an Eligible Employee on the first day of an Offering Period shall be granted an Option with respect to such Offering Period. The Date of Grant of such an Option shall be the first day of the Offering Period with respect to which such Option was granted. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to an Eligible Employee's Option shall equal the cumulative payroll deductions authorized by such Eligible Employee in accordance with subsection (b) for the Option Period (if any), divided by the Option Price; provided, however, that the number of shares of Stock subject to such Option shall not exceed Five Hundred (500) shares; and, provided, further, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with subsection (c). The Company shall not grant an Option with respect to an Offering Period to any individual who is not an Eligible Employee on the first day of such Offering Period.

  (b) Election to Participate; Payroll Deduction Authorization. Except as provided in subsection (d), an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall deliver to the Company, not later than ten (10) days before the first day of the Offering Period, a completed and executed written payroll deduction authorization in a form prepared by the Committee (the "Authorization"). An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Eligible Employee's Base Compensation to be withheld by the Company or the Designated Subsidiary Corporation employing such Eligible Employee on each Payday during the Offering Period. An Eligible Employee may designate any whole percentage of Base Compensation which is not be less than one percent (1%) and not more than ten percent (10%). An Eligible Employee's Base Compensation payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Eligible Employee's Account under the Plan. An Eligible Employee may change the percentage of Base Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, at any time during the Offering Period, provided, that any such change or suspension shall become effective not later than ten (10) days after receipt by the Company. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Eligible Employee submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(l) or terminates employment as provided in
Section 6.

  (c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (iii) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

  (d) Leaves of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an Employee may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Employee's payroll deduction under the Plan for the Payday immediately preceding the first day of such Employee's leave of absence.

  4. Exercise of Options; Option Price.

  (a) Option Exercise. Each Employee automatically and without any act on such Employee's part shall be deemed to have exercised such Employee's Option on the Date of Exercise to the extent that the balance then in the Employee's Account is sufficient to purchase, at the Option Price, shares of the Stock subject to the Option (including fractional shares).

  (b) Option Price Defined. The option price per share of Stock (the "Option Price") to be paid by an Employee upon the exercise of the Employee's Option shall be equal to 85% of the lesser of: (i) the Fair Market Value of a share of Stock on the Date of Exercise and (ii) the Fair Market Value of a share of Stock on the Date of Grant. The Fair Market Value of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred); (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (I) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (II) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred) as reported by Nasdaq or such successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred), as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.

  (c) Book Entry/Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by an Employee, the Company shall issue the shares of Stock to such Employee and such shares shall be held in the custody of the Agent for the benefit of the Employee. The Company or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee. An Employee shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of an Employee's written request for any such certificate, the Company shall (or shall cause the Agent to), within ten (10) days after the date of such receipt, deliver any such certificate to the Employee; provided, however, that no certificate shall be issued to an Employee with respect to Stock purchased hereunder until the expiration of eighteen (18) months from the date of exercise of the Option to purchase such Stock. Nothing in this subsection (c) shall prohibit the sale or other disposition by an Employee of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.

  (d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Employee which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon.

  (e) Information Statement. The Company shall provide each Employee whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

  5. Withdrawal from the Plan.

  (a) Withdrawal Election. An Employee may withdraw from participation under the Plan at any time, except that an Employee may not withdraw during the last ten (10) days of any Option Period. An Employee electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Committee (the "Withdrawal Election"), not later than ten (10) days prior to the Date of Exercise for such Option Period. Upon receipt of an Employee's Withdrawal Election, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee's Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check), in either case within thirty (30) days of receipt of the Employee's Withdrawal Election. Upon receipt of an Employee's Withdrawal Election by the Company, the Employee shall cease to participate in the Plan and the Employee's Option for such Option Period shall terminate.

  (b) Eligibility following Withdrawal. An Employee who withdraws from the Plan with respect to an Option Period, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).

  6. Termination of Employment.

  (a) Termination of Employment Other than by Death. If the employment of an Employee with the Company and the Subsidiary Corporation terminates other than by death, the Employee's participation in the Plan automatically and without any act on the Employee's part shall terminate as of the date of the termination of the Employee's employment. As soon as practicable after such a termination of employment, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee's Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check). Upon an Employee's termination of employment covered by this subsection, the Employee's Authorization and Option under the Plan shall terminate.

  (b) Termination by Death. If the employment of an Employee is terminated by the Employee's death, the executor of the Employee's will or the administrator of the Employee's estate, by written notice to the Company, may request payment of the balance in the Employee's Account, in which event the Company or Subsidiary Corporation employing the Employee shall pay the amount credited to the Employee's Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check) as soon as practicable after receiving such notice. Upon receipt of such notice, the Employee's Authorization and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Employee's Option shall be deemed to have been exercised on such Date of Exercise.

  7. Restriction upon Assignment. An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Employee's lifetime only by the Employee. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Employee. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Employee's interest in the Plan, the Employee's Option or any rights under the Employee's Option.

  8. No Rights of Stockholders until Shares Issued. With respect to shares of Stock subject to an Option, an Employee shall not be deemed to be a stockholder of the Company, and the Employee shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Employee or his or her nominee following exercise of the Employee's Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

  9. Changes in the Stock and Corporate Events; Adjustment of Options.

  (a) Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

    (i) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) on the maximum number of shares of Stock which may be purchased),

    (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and

    (iii) the exercise price with respect to any Option.

  (b) Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i) To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

    (ii) To provide that all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises.

    (iii) To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

    (iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

    (v) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of (outstanding Options, or Options which may be granted in the future.

  (c) No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Securities and Exchange

Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

  (d) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  10. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Employee or credited to any Employee's Account with respect to such funds.

  11. Dividends.

  (a) Cash dividends and other cash distributions received by the Agent with respect to Stock held in its custody hereunder will be credited to each Employee's Account in accordance with such Employee's interests in such Stock, and shall be applied, as soon as practicable after the receipt thereof by the Agent, to the purchase in the open market at prevailing market prices of the number of whole shares of Stock that may be purchased with such funds (after deductions of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares of Stock and not otherwise paid by the Employer.)

  (b) All purchases of shares of Stock made pursuant to this Section 11 will be made in the name of the Agent or its nominee, and shall be transferred and credited to the Account(s) of the Employees to which such dividends or other distributions were credited. Dividends paid in the form of shares of Stock will be allocated by the Agent, as and when received, with respect to Stock held in its custody hereunder to the Account of each Employee in accordance with such Employee's interests in such Stock. Property, other than Stock or cash, received by the Agent as a distribution on Stock held in its custody hereunder, shall be sold by the Agent for the accounts of Employees, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Stock held in its custody hereunder.

  12. Amendment, Suspension or Termination of the Plan. The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of the outstanding shares of the Company's capital stock entitled to vote shall be required to amend the Plan to: (a) change the number of shares of Stock that may be sold pursuant to Options under the Plan, (b) alter the requirements for eligibility to participate in the Plan, or (c) in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

  13. Administration by Committee; Rules and Regulations.

  (a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Employee.

  (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

  (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

  (d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

  14. Designation of Subsidiary Corporations. The Board shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.

  15. No Rights as an Employee. Nothing in the Plan shall be construed to give any person (including any Eligible Employee) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee) at any time, with or without cause.

  16. Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until December 31, 2009, unless sooner terminated in accordance with Section
12. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the adoption of the Plan by the Board. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the Company's stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.

  17. Effect upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

  18. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

  (a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

  (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

  (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

  (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

  19. Notification of Disposition. Each Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made:
(a) within two (2) years from the Date of Grant of the Option, or (b) within one (1) year after the transfer of such shares of Stock to such Employee upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

  20. Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Employee shall be addressed to such Employee at such Employee's last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

  21. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                 * * * * * * *

  I hereby certify that The SCPIE Holdings Inc. Employee Stock Purchase Plan was adopted by the Board of Directors of SCPIE Holdings Inc. on October 19, 1999.

  Executed at Los Angeles, California on this 18th day of November, 1999.

                                          /s/ Joseph P. Henkes
                                          -------------------------------------
                                          Joseph P. Henkes
                                          Secretary

                                 * * * * * * *

  I hereby certify that The SCPIE Holdings Inc. Employee Stock Purchase Plan
was approved by the stockholders of SCPIE Holdings Inc. on May    , 2000.

  Executed at                , California on this     th day of        , 2000.

                                          _____________________________________

                                          _____________________________________
                                          Secretary

----------------------------------------------------------------------------------------------------------------------------------
The Board of Directors of SCPIE Holdings Inc. recommends that you vote FOR Proposals 1, 2 and 3.       Please mark
                                                                                                      your votes as [ X ]
                                                                                                       indicated in
                                                                                                      this example
PROPOSAL 1: ELECTION OF DIRECTORS                               Nominees: 01 J. Hyatt Brown
                                                                          02 Henry Gluck
   FOR at nominees          WITHHOLD             EXCEPTIONS               03 Willis T. King, Jr.
 listed to the right        AUTHORITY                                     04 Harriet M. Opfell, M.D.
 (except as marked   to vote for all nominees                             05 Reinhold A. Ullrich, M.D.
  to the contrary)     listed to the right*                     *INSTRUCTION: To withhold authority to vote for any individual
      [   ]                   [   ]                [   ]        nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

                                                                ___________________________________________________________________

PROPOSAL 2: To approve the adoption    PROPOSAL 3: To ratify the appointment of Ernst &     In their discretion, the proxies are
of the SCPIE Holdings Inc. Employee    Young LLP as independent auditors for the Company    authorized to vote upon such other
Stock Purchase Plan.                   for the fiscal year ending December 31, 2000.        business as may properly come before
                                                                                            the meeting.
     FOR    AGAINST    ABSTAIN                 FOR    AGAINST    ABSTAIN
    [   ]    [   ]      [   ]                 [   ]    [   ]      [   ]
                                                                                            Important: Please sign exactly as your
                                                                                            name appears to the left. If a
                                                                                            corporation, please sign in full
                                                                                   ______   corporate name by the president or other
                                                                                        |   authorized officer. If a partnership,
                                                                                        |   please sign in partnership name, by an
                                                                                            authorized person. Each joint tenant
                                                                                            should sign.

                                                                                            Dated: _________________________, 2000

                                                                                            ______________________________________
                                                                                                     Signature of stockholder

                                                                                            ______________________________________
                                                                                                    Signature if held jointly

                                                                                            Please mark, date, sign and mail this
                                                                                            proxy card promptly, using the enclosed
                                                                                            envelope.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .

                                   -----------------------------------------------------------
                                                         VOTE BY TELEPHONE
                                                   QUICK *** EASY *** IMMEDIATE
                                   -----------------------------------------------------------

                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

             1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day-7 days a week
                             There is NO CHARGE to you for this call. -- Have your proxy card in hand.
                You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

             ----------------------------------------------------------------------------------------------------------
             OPTION 1:      To vote as the Board of Directors recommends on ALL proposals, press 1
             ----------------------------------------------------------------------------------------------------------
                                             When asked, please confirm by Pressing 1.
             ----------------------------------------------------------------------------------------------------------
             OPTION 2:      If you choose to vote on each proposal separately, press 0. You will hear these instructions.
             ----------------------------------------------------------------------------------------------------------
                            Proposal 1 - To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9
                            To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

                            Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                             When asked, please confirm by Pressing 1.

                            The instructions are the same for all remaining proposals.
                                                                or
                                                                --
             2. VOTE BY PROXY:  Mark, date and sign your proxy card and return promptly in the enclosed envelope, or fax to (201) 296-4142.

                      NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL, OR FAX BACK your Proxy Card.

                                                       THANK YOU FOR VOTING.

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              SCPIE HOLDINGS INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SCPIE HOLDINGS INC.

     The undersigned Stockholder(s) of SCPIE HOLDINGS INC. (the "Company") hereby constitutes and appoints Mitchell S. Karlan, M.D., Wendell L. Moseley, M.D., and Donald J. Zuk, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 11, 2000, at 3:00 p.m., Pacific time, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

     The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed, FOR Proposal 2 and FOR Proposal 3.

     The undersigned revokes any prior proxy for such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                    (Please sign and date on reverse side)
--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.



                            YOUR VOTE IS IMPORTANT

                       You can vote in one of two ways:

       1. Call toll-free 1-800-840-1208 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      --

       2. Mark, date, sign and mail back in enclosed envelope, or fax to (201) 296-4142.


                                  PLEASE VOTE


--------------------------------------------------------------------------------